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                                                                    EXHIBIT 21.1

                                  SUBSIDIARIES


MPSI Systems Limited                                                         U.K. Corporation
MPSI Australia Pty. Ltd.                                                Australia Corporation
MPSI do Brasil                                                             Brazil Corporation
MPSI Systems SARL                                                          French Corporation
MPSI Systems K.K.                                                        Japanese Corporation
MPSI Systems Pte. Ltd.                                                  Singapore Corporation
Shanghai MPSI Software Inc.                                               Chinese Corporation
INACTIVE CORPORATIONS
MPSI China Inc.                                                          Delaware Corporation
MPSI Surveys Inc.                                                        Oklahoma Corporation
MPSI Systems Canada Inc.                                                 Canadian Corporation
Management Planning Systems, Inc.                                        Oklahoma Corporation
MPSI Systems GmbH                                                          German Corporation
Quest Systems International Inc.                                         Delaware Corporation